Cadence  Resources to Present at C.K.  Cooper's 2nd
Annual Small-Cap Oil and Gas Conference

Traverse City, MI - Cadence Resources announced today that William Deneau, President and CEO, will be presenting at the C.K. Cooper & Company 2nd Annual Small-Cap Oil and Gas Conference being held Thursday and Friday, February 16 - 17, 2006, at the J.W. Marriott Desert Springs Resort & Spa in Palm Springs, California.

Mr. Deneau is scheduled to present four separate times at the conference. His first presentation will be on Thursday, February 16, 2006 from 9:00 a.m. to 9:50 a.m. Pacific Time where he will provide the highlights of Cadence's resource plays. On Friday, February 17, 2006, Mr. Deneau will have two 45 minute presentations at 9:00 a.m. Pacific Time and 1:30 p.m. Pacific Time which will provide an in-depth discussion on the Company's operations. He is also scheduled to participate in a panel discussion on Shale Plays at 4:30 a.m. Pacific Time.

A copy of the Cadence presentation will be available on the Company's website at www.auroraogc.com.

About Cadence Resources

Cadence Resources is an independent energy company focused on unconventional natural gas development drilling and reserve growth with its main operations in the Michigan Antrim Shale and Indiana New Albany Shale. Additional Corporate information can be accessed on the sec.gov website at www.sec.gov.

Contact:
         Cadence Resources Corporation
         William W. Deneau, President and CEO
         231-941-0073